Exhibit 99.1

Hercules Capital Reports Second Quarter 2021 Financial Results

Record Year-to-Date Total Debt and Equity Commitments of $971.7 Million

Record Year-to-Date Total Fundings of $634.0 Million

Surpassed $12.0 Billion in Cumulative Total Debt Commitments since Inception

Q2 2021 Net Asset Value per Share Increased 3.1% to $11.71 from Q1 2021

Record Undistributed Earnings Spillover of $160.2 Million, or $1.38(1) per Ending Shares Outstanding

Q2 2021 Financial Achievements and Highlights

●	Net Investment Income “NII” of $37.0 million, or $0.32 per share, an increase of 3.6% year-over-year
●	Total Investment Income of $69.6 million, an increase of 2.3% year-over-year
●	Total gross new debt and equity commitments of $440.8 million
●	Net Hercules’ debt and equity commitments of $399.7 million(2)
●	Total gross fundings of $278.7 million
●	Net Hercules’ fundings of $246.9 million(2)
●	Unscheduled early principal repayments or “early loan repayments” of $167.9 million
●	$610.0 million of available liquidity, subject to existing terms and covenants
●	11.8% Return on Average Equity “ROAE” (NII/Average Equity)
●	5.9% Return on Average Assets “ROAA” (NII/Average Assets)
●	GAAP leverage of 87.7% and regulatory leverage of 83.8%(3)
●	Net Asset Value “NAV” increased to $11.71 from $11.36, an increase of 3.1% from Q1 2021
●	12.7% GAAP Effective Yield and 11.5% Core Yield(4), a non-GAAP measure

Year-to-date ending June 30, 2021 Financial Highlights

●	NII of $71.5 million, or $0.62 per share
●	Total investment income of $138.3 million
●	Record new equity and debt commitments of $971.7 million, an increase of 85.8% year-over-year
●	Record total fundings of $634.0 million, an increase of 73.3% year-over-year
●	Net debt investment portfolio growth of $139.3 million
●	Unscheduled early loan repayments of $359.4 million

Footnotes:

(1)	$1.40 per Weighted Average Shares Outstanding
(2)	Net Hercules’ commitments and fundings are net of what was assigned to the private funds during the quarter
(3)	Regulatory leverage represents debt-to-equity ratio, excluding the Company’s Small Business Administration “SBA” debentures
(4)	Core Yield excludes early loan repayments and one-time fees, and includes income and fees from expired commitments

PALO ALTO, Calif., July 29, 2021 - Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the largest and leading specialty financing provider to innovative venture, growth and established stage companies backed by some of the leading and top-tier venture capital and select private equity firms, today announced its financial results for the second quarter ended June 30, 2021.

“During Q2 2021, Hercules generated 100% coverage of our base dividend distribution with NII, delivered solid NAV accretion and maintained our strong liquidity position to fund our disciplined and controlled growth strategy,” stated Scott Bluestein, chief executive officer and chief investment officer of Hercules. “As a result, the Company was able to offset elevated repayment activities, deliver net debt portfolio growth of nearly $57 million and achieve the highest internal credit rating in our history. This strong operating performance extended the momentum from Q1, which led to record levels of new debt and equity commitments and total fundings of nearly $972 million and $634 million, respectively, for the first half of 2021.”

Bluestein added, “With the public and private equity markets performing exceptionally well, our technology and life sciences portfolio companies are benefitting from multiple ways to raise new capital or achieve liquidity events. Our equity and warrant portfolio has continued to march in parallel with the public markets, with 26 of our portfolio companies announcing or completing exit events year-to-date, of which 10 have completed initial public offerings. This has generated record undistributed earnings spillover of over $160 million, giving us additional flexibility to continue to invest in our team and platform for the long term while also delivering strong shareholder returns.”

Q2 2021 Review and Operating Results

Debt Investment Portfolio

Hercules delivered new debt and equity commitments totaling $440.8 million and fundings totaling $278.7 million.

During the second quarter, Hercules realized early loan repayments of $167.9 million, which along with normal scheduled amortization of $19.6 million, resulted in total debt repayments of $187.5 million.

The new debt investment origination and funding activities lead to a net debt investment portfolio increase of $56.8 million during the second quarter, on a cost basis.

The Company’s total investment portfolio, (at cost and fair value) by category, quarter-over-quarter is highlighted below:

Total Investment Portfolio: Q2 2021 to Q1 2021

		Equity & Other
(in millions)	Debt	Investments	Warrants	Total Portfolio
Balances at Cost at 3/31/21	$2,182.0	$196.5	$25.3	$2,403.8
New fundings(a)	268.1	10.1	0.9	279.1
Fundings assigned to External Funds	(30.3)	(1.3)	(0.1)	(31.7)
Principal payments received on investments	(19.6)	—	—	(19.6)
Early payoffs	(167.9)	—	—	(167.9)
Net changes attributed to conversions, liquidations, and fees	6.5	(70.2)	(1.0)	(64.7)
Net activity during Q2 2021	56.8	(61.4)	(0.2)	(4.8)
Balances at Cost at 6/30/21	$2,238.8	$135.1	$25.1	$2,399.0

Balances at Value at 3/31/21	$2,185.1	$237.3	$42.0	$2,464.4
Net activity during Q2 2021	56.8	(61.4)	(0.2)	(4.8)
Net change in unrealized appreciation (depreciation)	1.5	55.1	4.9	61.5
Total net activity during Q2 2021	58.3	(6.3)	4.7	56.7
Balances at Value at 6/30/21	$2,243.4	$231.0	$46.7	$2,521.1

(a) New fundings amount includes $3.0 million associated with revolver loans during Q2 2021.

Debt Investment Portfolio Balances by Quarter

(in millions)	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020

Ending Balance at Cost	$2,238.8	$2,182.0	$2,099.5	$2,283.7	$2,278.9

Weighted Average Balance	$2,192.0	$2,119.0	$2,246.0	$2,217.0	$2,248.0

Debt Investment Portfolio Composition by Quarter

(% of debt investment portfolio)	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020

First Lien Senior Secured	82.1%	82.7%	84.2%	85.5%	83.5%

Floating Rate w/Floors	96.8%	96.8%	96.9%	97.9%	97.9%

Effective Portfolio Yield and Core Portfolio Yield (“Core Yield”)

The effective yield on Hercules’ debt investment portfolio was 12.7% during Q2 2021, as compared to 13.2% for Q1 2021. The Company realized $167.9 million of early loan repayments in Q2 2021 compared to $191.5 million in Q1 2021, or a decrease of 12.3%. Effective yields generally include the effects of fees and income accelerations attributed to early loan repayments, and other one-time events. Effective yields are materially impacted by the elevated or reduced levels of early loan repayments and derived by dividing total investment income by the weighted average earning investment portfolio assets outstanding during the quarter, which excludes non-interest earning assets such as warrants and equity investments.

Core yield, a non-GAAP measure, was 11.5% during Q2 2021, within the Company’s expected range of 11.0% to 12.0%, and decreased slightly compared to 11.6% in Q1 2021. Hercules defines core yield as yields that generally exclude any benefit from income related to early repayments attributed to the acceleration of unamortized income and prepayment fees and includes income from expired commitments.

Income Statement

Total investment income increased to $69.6 million for Q2 2021, compared to $68.0 million in Q2 2020. The increase is primarily attributable to an increase in total fee income between periods.

Non-interest and fee expenses were $17.1 million in Q2 2021 versus $15.6 million for Q2 2020. The increase was due to higher employee compensation and stock-based compensation expenses.

Interest expense and fees were $16.7 million in Q2 2021, compared to $16.7 million in Q2 2020.

The Company had a weighted average cost of borrowings comprised of interest and fees, of 5.4% in Q2 2021, as compared to 5.0% for Q2 2020. The increase is primarily due to the acceleration of fee recognition for the partial paydown of the SBA debentures and securitizations, due to the reinvestment period ending.

NII – Net Investment Income

NII for Q2 2021 was $37.0 million, or $0.32 per share, based on 114.7 million basic weighted average shares outstanding, compared to $35.7 million, or $0.32 per share, based on 111.6 million basic weighted average shares outstanding in Q2 2020. The increase is primarily attributable to an increase in the total fee income between periods.

Continued Credit Discipline and Strong Credit Performance

Hercules’ net cumulative realized gain/(loss) position, since its first origination activities in October 2004 through June 30, 2021, (including net loan, warrant and equity activity) on investments, totaled ($86.2) million, on a GAAP basis, spanning over 16 years of investment activities.

When compared to total new debt investment commitments during the same period of over $12.0 billion, the total realized gain/(loss) since inception of ($86.2) million represents approximately 72 basis points “bps,” or 0.72%, of cumulative debt commitments, or an effective annualized loss rate of 4.0 bps, or 0.04%.

Realized Gains/(Losses)

During Q2 2021, Hercules had net realized losses of ($14.3) million comprised of gross realized gains of $47.8 million due to the sale of equity and warrant investments, offset by ($62.1) million of gross realized losses primarily due to the write-off of one legacy equity investment that had a fair value of $0.

Unrealized Appreciation/(Depreciation)

During Q2 2021, Hercules recorded $60.0 million of net unrealized appreciation, primarily from net unrealized appreciation from our debt, equity and warrant investments.

Portfolio Asset Quality

As of June 30, 2021, the weighted average grade of the debt investment portfolio, at fair value, improved to 1.93, compared to 2.01 as of March 31, 2021, based on a scale of 1 to 5, with 1 being the highest quality. Hercules’ policy is to generally adjust the credit grading down on its portfolio companies as they approach their expected need for additional growth equity capital to fund their respective operations for the next 9-14 months. Various companies in the Company’s portfolio will require additional rounds of funding from time to time to maintain their operations.

Additionally, Hercules may selectively downgrade portfolio companies, from time to time, if they are not meeting the Company’s financing criteria, or underperforming relative to their respective business plans.

As of June 30, 2021, grading of the debt investment portfolio at fair value, excluding warrants and equity investments, was as follows:

Credit Grading at Fair Value, Q2 2021 - Q2 2020 ($ in millions)
	Q2	2021	Q1	2021	Q4	2020	Q3	2020	Q2	2020
Grade 1 - High	$637.2	28.4%	$497.5	22.8%	$411.0	19.6%	$406.5	17.9%	$443.6	20.1%
Grade 2	$1,192.7	53.1%	$1,240.7	56.8%	$1,027.9	49.1%	$1,053.1	46.5%	$877.9	39.6%
Grade 3	$403.8	18.0%	$426.2	19.5%	$621.3	29.7%	$772.3	34.1%	$849.7	38.3%
Grade 4	$8.4	0.4%	$20.4	0.9%	$25.3	1.2%	$26.7	1.2%	$25.0	1.1%
Grade 5 - Low	$1.3	0.1%	$0.2	0.0%	$8.9	0.4%	$5.9	0.3%	$20.1	0.9%

Weighted Avg.	1.93		2.01		2.16		2.22		2.30

Non-Accruals

Non-accruals decreased slightly as a percentage of the overall investment portfolio in the second quarter of 2021. As of June 30, 2021, the Company had three (3) debt investments on non-accrual with an investment cost and fair value of approximately $23.0 million and $7.7 million, respectively, or 1.0% and 0.3% as a percentage of the Company’s total investment portfolio at cost and value, respectively.

Compared to March 31, 2021, the Company had four (4) debt investments on non-accrual with an investment cost and fair value of approximately $24.1 million and $8.0 million, respectively, or 1.0% and 0.3% as a percentage of the total investment portfolio at cost and value, respectively.

	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020

Total Investments at Cost	$2,399.0	$2,403.8	$2,315.4	$2,505.8	$2,501.4

Loans on non-accrual as a % of Total Investments at Value	0.3%	0.3%	0.5%	0.3%	0.5%

Loans on non-accrual as a % of Total Investments at Cost	1.0%	1.0%	1.3%	0.9%	2.4%

Liquidity and Capital Resources

The Company ended Q2 2021 with $610.0 million in available liquidity, including $18.4 million in unrestricted cash and cash equivalents, and $591.6 million in available credit facilities and SBA Debentures, subject to existing terms and advance rates and regulatory and covenant requirements.

Bank Facilities

As of June 30, 2021, there were $1.7 million outstanding borrowings under the Hercules’ $400.0 million committed credit facility with Union Bank as Agent and no outstanding borrowings under the Hercules’ $75.0 million committed credit facility with Wells Fargo Capital Finance.

Leverage

As of June 30, 2021, Hercules’ GAAP leverage ratio, including its Small Business Administration “SBA” debentures, was 87.7%. Hercules’ regulatory leverage, or debt-to-equity ratio, excluding its SBA debentures, was 83.8% and net regulatory leverage, a non-GAAP measure (excluding cash of approximately $18.5 million), was 82.4%. Hercules’ net leverage ratio, including its SBA debentures, was 86.4%.

Available Unfunded Commitments – Representing 12.7% of Total Assets

The Company’s unfunded commitments and contingencies consist primarily of unused commitments to extend credit in the form of loans to select portfolio companies. A portion of these unfunded contractual commitments are dependent upon the portfolio company reaching certain milestones in order to gain access to additional funding. Furthermore, the Company’s credit agreements contain customary lending provisions that allow us relief from funding obligations for previously made commitments. In addition, since a portion of these commitments may also expire without being drawn, unfunded contractual commitments do not necessarily represent future cash requirements.

As of June 30, 2021, the Company had $327.3 million of available unfunded commitments at the request of the portfolio company and unencumbered by any milestones, including undrawn revolving facilities, representing 12.7% of Hercules’ total assets. This increased from the previous quarter of $257.9 million of available unfunded commitments or 10.0% of Hercules’ total assets.

Existing Pipeline and Signed Term Sheets

After closing $440.8 million in new debt and equity commitments in Q2 2021, Hercules has pending commitments of $402.5 million in signed non-binding term sheets outstanding as of July 26, 2021. Since the close of Q2 2021 and as of July 26, 2021, Hercules has closed new debt and equity commitments of $27.0 million and funded $23.4 million.

Signed non-binding term sheets are subject to satisfactory completion of Hercules’ due diligence and final investment committee approval process as well as negotiations of definitive documentation with the prospective portfolio companies. These non-binding term sheets generally convert to contractual commitments in approximately 90 days from signing and some portion may be assigned or allocated to private funds managed by Hercules Adviser prior to or after closing. It is important to note that not all signed non-binding term sheets are expected to close and do not necessarily represent future cash requirements or investments.

Net Asset Value

As of June 30, 2021, the Company’s net assets were $1.36 billion, compared to $1.32 billion at the end of Q1 2021. NAV per share increased 3.1% to $11.71 on 115.9 million outstanding shares of common stock as of June 30, 2021, compared to $11.36 on 115.8 million outstanding shares of common stock as of March 31, 2021. The increase in NAV per share was primarily attributed to the net change in unrealized appreciation and a decrease in liabilities between periods.

Interest Rate Sensitivity

Hercules has an asset sensitive debt investment portfolio with 96.8% of its debt investment portfolio being priced at floating interest rates as of June 30, 2021, with a Prime or LIBOR-based interest rate floor, combined with 99.9% of its outstanding debt borrowings bearing fixed interest rates, leading to higher net investment income sensitivity.

Based on Hercules’ Consolidated Statement of Assets and Liabilities as of June 30, 2021, the following table shows the approximate annualized increase/(decrease) in components of net income resulting from operations of hypothetical base rate changes in interest rates, such as Prime Rate, assuming no changes in Hercules’ debt investments and borrowings. These estimates are subject to change due to the impact from active participation in the Company’s equity ATM program and any future equity offerings.

(in thousands)	Interest	Interest	Net	EPS(2)
Basis Point Change	Income(1)	Expense	Income
(75)	$(3)	$(21)	$18	$-
(50)	$(3)	$(14)	$11	$-
(25)	$(3)	$(7)	$4	$-
25	$3,425	$7	$3,418	$0.03
50	$6,893	$14	$6,879	$0.06
75	$10,339	$21	$10,318	$0.09
100	$13,862	$28	$13,834	$0.12
200	$29,236	$56	$29,180	$0.25

(1)	Source: Hercules Capital Form 10-Q for Q2 2021
(2)

EPS calculated on basic weighted shares outstanding of 114,654. Estimates are subject to change due to impact from active participation in the Company's equity ATM program and any future equity offerings.

Existing Equity and Warrant Portfolio

Equity Portfolio

Hercules held equity positions in 67 portfolio companies with a fair value of $229.9 million and a cost basis of $133.8 million as of June 30, 2021. On a fair value basis, 62.6% or $143.9 million is related to existing public equity positions.

Warrant Portfolio

Hercules held warrant positions in 93 portfolio companies with a fair value of $46.7 million and a cost basis of $25.1 million as of June 30, 2021. On a fair value basis, 31.4% or $14.7 million is related to existing public warrant positions.

Portfolio Company IPO and M&A Activity in Q2 2021 and YTD Q3 2021

IPO Activity

As of July 26, 2021, Hercules held debt, warrant or equity positions in 10 portfolio companies that have completed their IPOs and eight (8) companies that have registered for their IPOs or have entered into definitive agreements to go public via a merger or special purpose acquisition company “SPAC,” including:

Completed:

●

In July 2021, Hercules’ portfolio company Couchbase, Inc. (NASDAQ: BASE), a provider of a leading modern database for enterprise applications, completed its initial public offering of 8.3 million shares of common stock at an initial offering price of $24.00 per share on the Nasdaq Global Select Market. Hercules initially committed $70.0 million in venture debt financing beginning in August 2018 and currently holds warrants for 105,530 shares of common stock as of June 30, 2021.

●

In July 2021, Hercules’ portfolio company Wheels Up Partners LLC (NYSE: UP), a provider of subscription club memberships for private-jet flyers, completed its reverse merger initial public offering with Aspirational Consumer Lifestyle Corp. (NYSE: ASPL), a special purpose acquisition company. Hercules initially committed $23.0 million in venture debt financing beginning in December 2017.

●

In July 2021, former Hercules’ portfolio company Rapid Micro Biosystems (NASDAQ: RPID), a provider of an automated microbial quality control device and platform, completed its initial public offering of 7.9 million shares of common stock at an initial offering price of $20.00 per share on the Nasdaq Global Select Market. Hercules initially committed $18.0 million in venture debt financing beginning in March 2018.

●

In June 2021, Hercules’ portfolio company Century Therapeutics, Inc. (NASDAQ: IPSC), a preclinical biotech developing allogeneic stem cell treatments for multiple cancers, completed its initial public offering of 10.6 million shares of common stock at an initial offering price of $20.00 per share on the Nasdaq Global Select Market. Hercules initially committed $20.0 million in venture debt financing beginning in September 2020 and currently holds warrants for 16,112 shares of common stock as of June 30, 2021.

●

In June 2021, Hercules’ portfolio company Sprinklr, Inc. (NYSE: CXM), a developer of a social media management platform designed to provide digital transformation for enterprise businesses, completed its initial public offering of 16.6 million shares of common stock at an initial offering price of $16.00 per share on the New York Stock Exchange. Hercules currently holds 700,000 shares of common stock as of June 30, 2021.

●

In June 2021, Hercules’ portfolio company Zeta Global Holdings (NYSE: ZETA), a provider of a SaaS-based customer relationship management (CRM) platform and professional marketing services, completed its initial public offering of 14.8 million shares of common stock at an initial offering price of $10.00 per share on the New York Stock Exchange. Hercules initially committed $15.0 million in venture debt financing beginning in November 2007 and currently holds 295,861 shares of common stock as of June 30, 2021.

●

In June 2021, Hercules’ portfolio company Xometry (NASDAQ: XMTR), a leading AI-enabled marketplace for on-demand manufacturing, completed its initial public offering of 6.9 million shares of common stock at an initial offering price of $44.00 per share on the Nasdaq Global Select Market. Hercules initially committed $15.0 million in venture debt financing beginning in May 2018 and currently holds warrants for 87,784 shares of Preferred Series B stock as of June 30, 2021.

●

In June 2021, Hercules’ portfolio company Proterra Inc. (NASDAQ: PTRA), a leading commercial electric vehicle technology and manufacturing company, completed its reverse merger initial public offering with ArcLight Clean Transition Corp. (NASDAQ: ACTC), a special purpose acquisition company. Hercules initially committed $30.0 million in venture debt financing beginning in May 2015 and currently holds 455,890 shares of common stock as of June 30, 2021.

●

In June 2021, Hercules’ portfolio company 23andMe Inc. (NASDAQ: ME), a provider of consumer DNA-testing products, completed its reverse merger initial public offering with VG Acquisition Corp. (NYSE: VGAC.U), a special purpose acquisition company. Hercules currently holds 828,360 shares of common stock as of June 30, 2021.

●

In April 2021, Hercules’ portfolio company Privia Health Group, Inc. (NASDAQ: PRVA), a technology-driven, national physician enablement company that collaborates with medical groups, health plans and health systems, completed its initial public offering of 19.5 million shares of common stock at an initial offering price of $23.00 per share on the Nasdaq Global Select Market. Hercules initially committed $35.0 million in venture debt financing beginning in August 2016.

In Registration or SPAC:

●

In July 2021, Hercules’ portfolio company Gelesis Inc., a biotherapeutics company advancing superabsorbent hydrogels to treat excess weight and metabolic disorders, announced it has entered into a definitive agreement for a reverse merger initial public offering with Capstar Special Purpose Acquisition Corp. (NYSE: CPSR), a special purpose acquisition company. Upon completion of the merger, the combined company will be listed on the New York Stock Exchange under the ticker symbol “GLS.”  Hercules initially committed $3.0 million in venture debt financing in August 2008 and currently holds 227,013 shares of common stock, 243,432 shares of Preferred Series A-1 stock and 191,626 shares of Preferred Series A-2 stock as of June 30, 2021.

●

In July 2021, Hercules’ portfolio company Nextdoor, a provider of a social network that connects neighbors, announced it has entered into a definitive agreement for a reverse merger initial public offering with Khosla Ventures Acquisition Co. II (NASDAQ: KVSB), a special purpose acquisition company. Upon completion of the merger, the combined company will be listed on the Nasdaq Global Select Market under the ticker symbol “KIND.”   Hercules currently holds 328,190 shares of common stock as of June 30, 2021.

●

In July 2021, Hercules’ portfolio company Planet Labs, an earth data and analytics company, announced it has entered into a definitive agreement for a reverse merger initial public offering with dMY Technology Group IV Inc. (NYSE: DMYQ), a special purpose acquisition company. Upon completion of the merger, the combined company will be listed on the New York Stock Exchange under the ticker symbol “PL.”   Hercules initially committed $25.0 million in venture debt financing beginning in June 2019 and currently holds warrants for 357,752 shares of common stock as of June 30, 2021.

●

In May 2021, Hercules’ portfolio company Valo Health LLC, a technology company using human-centric data and artificial intelligence powered computation to transform the drug discovery and development process, announced it has entered into a definitive agreement for a reverse merger initial public offering with Khosla Ventures Acquisition Co. (NASDAQ: KVAC), a special purpose acquisition company. Upon completion of the merger, the combined company will be listed on the Nasdaq Global Select Market under the ticker symbol “VH.”   Hercules initially committed $20.0 million in venture debt financing beginning in June 2020 and currently holds 510,308 shares of Preferred Series B stock and warrants for 102,216 shares of common stock as of June 30, 2021.

●

In March 2021, Hercules’ portfolio company Rocket Lab, a developer of launch and space systems, announced it has entered into a definitive agreement for a reverse merger initial public offering with Vector Acquisition Corp. (NASDAQ: VACQ), a special purpose acquisition company. Upon completion of the merger, Rocket Lab will be listed on the Nasdaq Global Select Market under the ticker symbol “RKLB.”   Hercules initially committed $100.0 million in venture debt financing beginning in June 2021.

●

In March 2021, Hercules’ portfolio company VELO3D, a developer of metal laser sintering printing machines intended to offer 3D printing, announced it has entered into a definitive agreement for a reverse merger initial public offering with Jaws Spitfire Acquisition Corp. (NYSE: SPFR), a special purpose acquisition company. Upon completion of the merger, VELO3D will be listed on the New York Stock Exchange under the ticker symbol “VLD.”   Hercules initially committed $12.5 million in venture debt financing beginning in May 2021.

●

In March 2021, Hercules’ portfolio company Pineapple Energy, LLC, a U.S. operator and consolidator of residential solar, battery storage and grid services solutions, announced that it entered into a definitive merger agreement with Communications Systems, Inc. (NASDAQ: JCS), and IoT intelligent edge products and services company. Upon closing, CSI will commence doing business as Pineapple Energy, and expects shares of the combined company to continue to trade on the Nasdaq Global Select Market under the new ticker symbol “PEGY.” Hercules initially committed $12.3 million in venture debt financing beginning in December 2010 and currently holds 17,647 shares of Class A Units as of June 30, 2021.

●

In February 2021, Nerdy, the parent company of Hercules’ portfolio company Varsity Tutors, a technology developer of an online tutoring platform, announced it has entered into a definitive agreement for a reverse merger initial public offering with TPG Pace Tech Opportunities (NYSE: PACE), a special purpose acquisition company. Upon completion of the merger, Nerdy will be listed on the New York Stock Exchange under the ticker symbol “NRDY.”   Hercules initially committed $50.0 million in venture debt financing beginning in August 2019.

There can be no assurances that companies that have yet to complete their IPOs will do so.

M&A Activity

●

In June 2021, Hercules’ portfolio company ExtraHop Networks Inc., a cloud-native network detection and response provider, announced that they entered into an agreement to be acquired by private equity firms Bain Capital and Crosspoint Capital for $900.0 million. The acquisition was completed in July. Hercules initially committed $15.0 million in venture debt financing beginning in September 2020 and currently holds warrants for 154,784 shares of common stock as of June 30, 2021.

●

In May 2021, Hercules’ portfolio company Greenphire, a leader in global clinical trial financial process automation, announced that they have reached an agreement to be acquired by Thoma Bravo, a leading private equity investment firm focused on the software and technology-enabled services sector. Terms of the acquisition were not disclosed. Hercules initially committed $6.0 million in venture debt (via Ares Capital venture portfolio acquisition) financing beginning in November 2017.

●

In May 2021, Hercules’ portfolio company Vela Trading Systems LLC, an independent provider of trading and market access technology for global multi-asset electronic trading, announced that they have merged with Exegy Inc., a provider of low-latency global market data solutions, predictive trading signals and hardware training platforms for the financial services industry. Terms of the acquisition were not disclosed. The merger was backed by Marlin Equity Partners, a global investment firm with over $7.5 billion of capital commitments under management. Hercules initially committed $20.0 million in venture debt financing beginning in June 2017.

●

In April 2021, Hercules’ portfolio company Message Systems (a.k.a. SparkPost), a worldwide provider of message management solutions and services for email service providers, social networks and large enterprises, announced that they have reached an agreement to be acquired by MessageBird BV, a provider of cloud-based communications services, for approximately $600.0 million. Hercules initially committed $25.0 million in venture debt financing beginning in January 2015.

Subsequent Events

1.	As of July 26, 2021, Hercules has:

a.	Funded $23.4 million to new and existing commitments since the close of the second quarter 2021.

b.	Pending commitments (signed non-binding term sheets) of $402.5 million.

The table below summarizes the Company’s year-to-date closed and pending commitments as follows:

Closed Commitments and Pending Commitments (in millions)
January 1 – June 30, 2021 Closed Commitments(a)	$971.7
Q3 2021 Closed Commitments (as of July 26, 2021)(b)	$27.0
Year-to-Date Closed Commitments	$998.7
Q3 2021 Pending Commitments (as of July 26, 2021)(b)	$402.5
Year-to-Date 2021 Closed and Pending Commitments	$1,401.2

Notes:

a.

Closed Commitments may include renewals of existing credit facilities and equity commitments. Not all Closed Commitments result in future cash requirements. Commitments generally fund over the two succeeding quarters from close.

b.	Not all pending commitments (signed non-binding term sheets) are expected to close and do not necessarily represent any future cash requirements.

2.

On July 1, 2021, the Company fully redeemed the aggregate outstanding $75.0 million of principal and $0.6 million of accrued interest pursuant to the redemption terms of the April 2025 Notes Indenture. The Company accelerated $1.5 million of debt issuance costs associated with the extinguishment of the debt.

Conference Call

Hercules has scheduled its second quarter 2021 financial results conference call for July 29, 2021 at 2:00 p.m. PT (5:00 p.m. ET). To listen to the call, please dial (877) 304-8957 (or (408) 427-3709 internationally) and reference Conference ID: 1598912 if asked, approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately three hours after the conclusion of the call and will remain available for seven days. To access the replay, please dial (855) 859-2056 or (404) 537-3406 and enter the passcode 1598912.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $12.0 billion to over 530 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol “HTGC.” In addition, Hercules has one retail bond issuance of 6.25% Notes due 2033 (NYSE: HCXY).

Category: Earnings

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act.

The information disclosed in this press release is made as of the date hereof and reflects Hercules’ most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

650-433-5578

mhara@htgc.com

HERCULES CAPITAL, INC.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(dollars in thousands, except per share data)

	June 30, 2021	December 31, 2020
Assets
Investments:
Non-control/Non-affiliate investments (cost of $2,307,766 and $2,175,651, respectively)	$2,444,849	$2,288,338
Control investments (cost of $77,901 and $65,257, respectively)	66,491	57,400
Affiliate investments (cost of $13,307 and $74,450, respectively)	9,750	8,340
Total investments in securities, at value (cost of $2,398,974 and $2,315,358, respectively)	2,521,090	2,354,078
Cash and cash equivalents	18,447	198,282
Restricted cash	5,766	39,340
Interest receivable	19,063	19,077
Right of use asset	8,039	9,278
Other assets	6,167	3,942
Total assets	$2,578,572	$2,632,997

Liabilities
Debt (net of debt issuance costs)(1)	$1,177,515	$1,286,638
Accounts payable and accrued liabilities	36,886	36,343
Operating lease liability	7,813	9,312
Total liabilities	$1,222,214	$1,332,293

Net assets consist of:
Common stock, par value	116	115
Capital in excess of par value	1,163,910	1,158,198
Total distributable earnings	192,332	133,391
Total net assets	$1,356,358	$1,291,704
Total liabilities and net assets	$2,578,572	$2,623,997

Shares of common stock outstanding ($0.001 par value, 200,000,000 authorized)	115,867	114,726
Net asset value per share	$11.71	$11.26

(1) The Company’s SBA Debentures, February 2025 Notes, June 2025 Notes, 2033 Notes, April 2025 Notes, 2022 Notes, 2027 Asset-Backed Notes, 2028 Asset-Backed Notes, 2022 Convertible Notes, July 2024 Notes, and March 2026 A and B Notes, as each term is defined herein, are presented net of the associated debt issuance costs for each instrument.

HERCULES CAPITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Investment income:
Interest and dividend income
Non-control/Non-affiliate investments	$60,276	$62,667	$123,258	$128,005
Control investments	1,029	731	1,828	1,377
Affiliate investments	1	157	2	377
Total interest income	61,306	63,555	125,088	129,759
Fee income
Commitment, facility and loan fee income
Non-control/Non-affiliate investments	5,263	3,511	8,666	7,707
Control investments	15	5	23	10
Total commitment, facility and loan fee income	5,278	3,516	8,689	7,717
One-time fee income
Non-control/Non-affiliate investments	2,975	897	4,541	4,111
Total one-time fee income	2,975	897	4,541	4,111
Total fee income	8,253	4,413	13,230	11,828
Total investment income	69,559	67,968	138,318	141,587
Operating expenses:
Interest	14,490	15,076	29,240	29,608
Loan fees	2,220	1,650	5,020	3,444
General and administrative
Legal expenses	526	991	954	1,890
Tax expenses	1,746	899	3,184	2,034
Other expenses	3,542	3,973	6,710	7,998
Total general and administrative	5,814	5,863	10,848	11,922
Employee compensation
Compensation and benefits	8,349	7,180	18,153	15,394
Stock-based compensation	2,926	2,515	5,670	4,955
Total employee compensation	11,275	9,695	23,823	20,349
Total gross operating expenses	33,799	32,284	68,931	65,323
Expenses allocated to the Adviser Subsidiary	(1,204)	—	(2,137)	—
Total net operating expenses	32,595	32,284	66,794	65,323
Net investment income	36,964	35,684	71,524	76,264
Net realized and change in unrealized appreciation (depreciation) on investments:
Net realized gain (loss) on investments
Non-control/Non-affiliate investments	47,861	141	55,631	7,108
Affiliate investments	(62,143)	—	(62,143)	—
Total net realized gain (loss) on investments	(14,282)	141	(6,512)	7,108
Net change in unrealized appreciation (depreciation) on investments
Non-control/Non-affiliate investments	3,075	23,613	21,097	(34,816)
Control investments	(5,255)	2,642	(3,553)	(5,209)
Affiliate investments	62,229	(315)	64,338	(10,305)
Total net change in unrealized appreciation (depreciation) on investments	60,049	25,940	81,882	(50,330)
Total net realized and change in unrealized appreciation (depreciation) on investments:	45,767	26,081	75,370	(43,222)
Net increase (decrease) in net assets resulting from operations	$82,731	$61,765	$146,894	$33,042

Net investment income before investment gains and losses per common share:
Basic	$0.32	$0.32	$0.62	$0.69
Change in net assets resulting from operations per common share:
Basic	$0.71	$0.55	$1.27	$0.29
Diluted	$0.65	$0.55	$1.21	$0.29
Weighted average shares outstanding:
Basic	114,654	111,558	114,480	110,256
Diluted	129,572	111,729	122,188	110,504
Distributions paid per common share:
Basic	$0.39	$0.32	$0.76	$0.72